UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: November 22, 2021

(Date of earliest event reported)

STAR EQUITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Ave. Suite 101,

Old Greenwich, CT, 06870

(Address of principal executive offices, including zip code)

203-489-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRR	NASDAQ Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	STRRP	NASDAQ Global market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 22, 2021, Star Equity Holdings, Inc. (“Company”) announced that its Board of Directors (the “Board”) declared a cash dividend to holders of the Company’s 10% Series A Cumulative Perpetual Preferred Stock (the “Preferred Stock”) of $1.556 per share, which represents all accumulated and unpaid dividends, as well as a further cash dividend of $0.25 per share to the holders of the Preferred Stock for the fourth quarter in accordance with the Certificate of Designation. The record date for both dividends is December 1, 2021, and the payment date is December 10, 2021. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On November 22, 2021, the Company also announced its intent to undertake a private placement of 650,000 shares of the Company’s common stock to Jeffrey E. Eberwein, Executive Chairman of the Company. The proposed private placement was approved by a Special Committee made up of independent directors and the Audit Committee of the Board. The common stock will be sold at a price of $3.25 per share, representing a 25.97% premium to the Company’s closing stock price on November 15, 2021, the day before the Special Committee considered and approved. The private placement is expected to close on or about December 10, 2021, subject to customary closing conditions.

The Company expects to use the net proceeds from the private placement for general corporate purposes, including general business support and working capital needs.

The common stock to be sold in the private placement has been offered to Mr. Eberwein in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The common stock will not have been registered under the Securities Act or any state or other securities laws and following such issuance may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws. The Securities and Exchange Commission will not have passed upon the merits of or given its approval to the common stock, the terms of the private placement or the accuracy or completeness of any private placement materials. The common stock to be sold in the private placement will be subject to legal and contractual restrictions on transfer.

This filing shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description

99.1	Press Release of Star Equity Holdings, Inc. dated November 22, 2021 (Dividend Issuance)

99.2	Press Release of Star Equity Holdings, Inc. dated November 22, 2021 (Private Placement)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR EQUITY HOLDINGS, INC.

By:	/s/ Jeffrey E. Eberwein
Jeffrey E. Eberwein Executive Chairman

Date: November 22, 2021